Filed Pursuant to Rule 424(b)(3)	Registration No. 333-122391

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED FEBRUARY 14, 2006

SPATIALIGHT, INC.

1,995,643 COMMON SHARES

You should read this prospectus supplement and the accompanying prospectus, as amended, carefully before you invest. Both documents contain information you should consider when making your investment decision.

AN INVESTMENT IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SUCH RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT.

We are amending our previously filed prospectus, as amended, to delete the sentence "The disclosures contained in these Amendments did not relate in any way to our fiscal years 2003 and 2002 consolidated financial statements." This sentence appeared at the end of the first paragraph under the heading "Certain Developments" of page 21 of post-effective amendment number 6 to the registration statement to which this prospectus supplement relates.

Our common shares are traded on The Nasdaq SmallCap Market under the symbol "HDTV". On April 7, 2006, the last sale price of our common shares as reported on The Nasdaq SmallCap Market was $3.89 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus Supplement is April 10, 2006.